PURCHASE AND SALE AGREEMENT


THIS PURCHASE AND SALE AGREEMENT (this "Agreement") for the purchase and sale of all of the shares of Class A Common Stock of Enron/Dominion Cogen Corp., a Delaware corporation (the "Company"), is made as of the 27th day of March, 1997, by and between Enron Power Corp., a Delaware corporation ("Seller"), and Calpine Finance Company, a Delaware corporation ("Buyer").

WHEREAS, Seller is the owner of 7,095 shares of Class A Common Stock of the Company, which constitutes all of the issued and outstanding shares of Class A Common Stock of the Company (the "Class A Common Stock"); and

WHEREAS, Seller wishes to sell all of the Class A Common Stock, and Buyer wishes to purchase all of the Class A Common Stock, on the terms herein set forth; and

WHEREAS, concurrently with the purchase of the Class A Common Stock pursuant to this Agreement, Buyer wishes to purchase the Long Term Debt (hereinafter defined) at the Facilities (hereinafter defined) from the lenders thereof pursuant to an Assignment Agreement to be entered into among Buyer and such lenders (the "Assignment of Notes");

NOW, THEREFORE, in consideration of the mutual promises made herein, and subject to the conditions hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 Definitions. The terms set forth below shall have the meanings ascribed to them in this Article I or in the part of this Agreement referred to below:

Administrative Services Agreement: means the Administrative Services Agreement dated as of August 1, 1995, among ECT, the Company, EC5, Clear Lake and Cogenron.

Affiliate: means with respect to an entity, any other entity controlling, controlled by or under common control with such entity. As used in this definition, the term "control," including the correlative term "controlling," "controlled by" and "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, neither the Company nor any of the Subsidiaries is, nor shall be deemed to be, Affiliates of Seller.

Agreement:  as defined in the preamble.

Assignment Agreements:  as defined in Section 2.2.


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Assignment and Assumption Agreement:  as defined in Section 2.2.

Assignment of Notes:  as defined in the preamble.

Auditor:  as defined in Section 2.3.

Average Severance Cost: as defined in Section 5.3.4.

Base Purchase Price:  as defined in Section 2.2

Best Efforts: means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

Business Day: means any day other than a Saturday, a Sunday or a day on which banks in Houston, Texas are authorized or required by law to be closed.

Buyer:  as defined in the preamble.

Buyer Indemnified Loss:  as defined in Section 7.1.

Buyer's Plans:  as defined in Section 5.3.4.

Bylaws:  as defined in Section 4.1.7.

Certificate of Incorporation:  as defined in Section 4.1.7.

Claim Notice:  as defined in Section 7.4.

Class A Common Stock:  as defined in the preamble.

Class B Common Stock:  as defined in Section 4.1.5.

Clear Lake: means Clear Lake Cogeneration Limited Partnership, a Texas limited partnership.

Clear Lake Facility: the 377 megawatt gas-fired, combined-cycle power plant located in Pasadena, Texas and owned by Clear Lake.

Clear Lake O & M Agreement: the Operations and Maintenance Agreement dated as of August 1, 1995, among EOC, the Company and Clear Lake.

Closing:  as defined in Article III.

Closing Date:  as defined in Article III.

COBRA: as defined in Section 5.3.4.

                                       -2-

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Code:  means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

Cogenron:  means Cogenron Inc., a Delaware corporation.

Cogen Venture:  means Cogen Technologies NJ Venture, a New Jersey joint venture.

Company:  as defined in the preamble.

Confidentiality Agreement:  as defined in Section 5.2.3.

Credit Support Obligations:  as defined in Section 5.3.1.

December 31 Balance Sheet:  as defined in Section 4.1.9.

Dominion:  means Dominion Cogen, Inc., a Virginia corporation.

Dominion Energy:  means Dominion Energy, Inc., a Virginia corporation.

Dominion Resources:  means Dominion Resources, Inc. , a Virginia corporation.

EC1:  means Enron Cogeneration One Company, a Delaware corporation.

EC3:  means Enron Cogeneration Three Company, a Delaware corporation.

EC5:  means Enron Cogeneration Five Company, a Delaware corporation.

ECT:  means Enron Capital & Trade Resources Corp., a Delaware corporation.

Effective Date:  as defined in Section 2.3.

Effective Date Balance Sheet:  as defined in Section 2.3.

EIPI:  as defined in Section 5.3.4.

Election Period:  as defined in Section 7.4.

Employee Schedule:  as defined in Section 5.3.4.

Environmental Legal Requirements: means any and all applicable Legal Requirements and orders, restrictions and authorizations of a Governmental Entity, including the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the

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Superfund  Amendments and  Reauthorization  Act of 1986, the Hazardous Materials
Transportation Act, and any similar law, regulation, or requirement of any Governmental Entity; in each case as amended through and in effect on the date hereof.

EOC:  means Enron Operations Corp., a Delaware corporation.

ERISA:  means the Employee Retirement Income Security Act of 1974, as amended.

Excluded Assets and Liabilities:  as defined in Section 2.3.

Facilities:  the Clear Lake Facility and the Texas City Facility.

Facilities Employees:  as defined in Section 5.3.4.

FERC:  means the Federal Energy Regulatory Commission.

Financial Statements:  as defined in Section 4.1.9.

GAAP:  as defined in Section 2.3.

Governmental Entity: means any court, governmental department, commission, council, board, agency or other instrumentality of the United States of America or any state, county, municipality or local government.

Hazardous Substance: means any substance presently listed, defined, designated or classified as "hazardous substances" under CERCLA, "hazardous wastes" under RCRA, "hazardous materials" under the Hazardous Materials Transportation Act, or "toxic substances" under the Toxic Substances Control Act.

HCC:  Hoechst Celanese Chemical Corporation.

HSR Act: means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Indemnity Notice:  as defined in Section 7.4.

Indemnified Party:  as defined in Section 7.4.

Indemnifying Party:  as defined in Section 7.4.

Insurance:  as defined in Section 4.1.20.

Knowledge, when used in the phrases "to Seller's knowledge," "to Buyer's knowledge," or "to its [Seller's or Buyer's] knowledge" or "if Seller had knowledge" means, and shall be limited to, the actual knowledge of the appropriate individuals set forth for Seller or Buyer, respectively, on Schedule 1.1(A).

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



Legal Requirement: means all applicable laws, rules, regulations, codes, ordinances, permits, bylaws, variances, orders, conditions, and licenses of a Governmental Entity.

Lien: means any lien, charge, mortgage, pledge, hypothecation, conditional sales contract, or security interest (other than any of the foregoing listed on or referenced in Schedule 4.1.10, governmental permits, licenses, consents and approvals, encumbrances imposed by federal or state securities laws and restrictions imposed by the Certificate of Incorporation, the Bylaws or the Stockholders' Agreement).

Long Term Debt:  as defined in Section 4.2.8.

Losses:  as defined in Section 7.1.

Material Adverse Effect: means any adverse effect on the business, assets or financial condition of the Company or any of the Subsidiaries that is material in light of the business, assets or financial condition of the Company and the Subsidiaries taken as a whole.

Notices:  as defined in Section 9.6.

Partnership Agreement:  as defined in Section 4.1.5.

Past Service:  as defined in Section 5.3.4.

Plans: means "employee benefit plan," as such term is defined in Section 3(3) of ERISA, including each "multiemployer plan," as such term is described 4001(a)(3) and Section 3(37) of ERISA, and any terminated employee benefit plan.

Prime Rate: means a rate per annum equal to the lesser of (i) a varying rate per annum that is equal to the interest rate publicly quoted by Citibank, N.A. from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate or (ii) the maximum rate permitted by applicable law.

Proposed Effective Date Balance Sheet:  as defined in Section 2.3.

Purchase Price:  as defined in Section 2.2.

PURPA:  as defined in Section 4.1.17.

PURPA Regulations:  as defined in Section 4.1.17.

PURPA Requirements:  as defined in Section 4.1.17.

Self-Certification Notices:  as defined in Section 4.2.7.

Seller:  as defined in the preamble.

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Seller Indemnified Loss:  as defined in Section 7.2.

Seller's Interest:  as defined in Section 2.3.

Severance Plan:  as defined in Section 5.3.4.

Stockholders' Agreement: means that certain Stockholders' Agreement dated as of June 27, 1988, among Seller (as successor to Enron Corp.), Dominion Resources and Dominion.

Subsidiaries:  EC1, EC3, Clear Lake and Cogenron.

Surety Agreement: means the Surety Agreement dated as of June 12, 1985, between Enron Corp. (as successor to InterNorth Inc.) and Texas Utilities Electric Company.

Tax Returns:  as defined in Section 4.1.14.

Taxes: means all federal, state, local, Indian nation or foreign taxes, assessments or other governmental charges, together with any interest or penalties thereon.

Texas City Facility: means the 450 megawatt gas-fired combined-cycle power plant located in Texas City, Texas and owned by Cogenron.

Texas Facilities: means, collectively, the Clear Lake Facility and the Texas City Facility.

Texas City O & M Agreement: the Operations and Maintenance Agreement (Cogenron Inc.) dated as of August 1, 1995, as amended, among EOC, the Company and Cogenron.

Texas Plant Sites: means, collectively, the physical locations of the Texas Facilities.

Third Party Claim:  as defined in Section 7.4.

UCC Guaranty Agreement: the Guaranty Agreement dated as of June 12, 1985, as amended, between Cogenron and Union Carbide Corporation.

Unaudited Financial Statements:  as defined in Section 4.1.9.

Working Capital:  as defined in Section 2.3.

Year End Financials:  as defined in Section 4.1.9.

1.2 Terminology. All article, section, subsection, schedule and exhibit references used in this Agreement are to this Agreement unless otherwise specified. All schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise, (i) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate, (ii) the words

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



"includes" or "including" shall mean "including without limitation," and (iii) the words "hereof," "herein," "hereunder," and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. Currency amounts referenced herein are in United States Dollars. References to "generally accepted accounting principles" herein shall refer to such principles in effect in the United States of America as of the date of the statement to which such phrase refers.


                                   ARTICLE II
                                PURCHASE AND SALE

2.1 Purchase and Sale of Class A Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing Seller will sell, assign, convey, transfer and deliver to Buyer free and clear of Liens, and Buyer will purchase and accept from Seller, the Class A Common Stock.

2.2 Purchase Price. (A) The purchase price (the "Purchase Price") to be paid by Buyer for the Class A Common Stock shall be an amount equal to Thirty-Five Million Four Hundred Twenty-Five Thousand Dollars ($35,425,000) (the "Base Purchase Price"), as adjusted pursuant to Section 2.3 and as Buyer and Seller may otherwise agree.

         (B) Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) Seller will deliver to Buyer, and Buyer will accept, one or more stock certificates representing all of the Class A Common Stock, against payment therefor by Buyer to Seller of the Base Purchase Price, in immediately available funds by wire transfer to one or more bank accounts designated by Seller, and (ii) Buyer or Calpine Corporation will assume the rights and obligations of Seller and its Affiliates under the agreements set forth on
Schedule 4.1.10(C) pursuant to the Omnibus Assignment and Assumption Consent, Novation and Amendment Agreements in the form of Exhibit A hereto (the "Assignment and Assumption Agreements"), and an agreement regarding the Stockholders' Agreement in form and substance satisfactory to Buyer and Seller, pursuant to which Enron Corp. or Seller will assign, and Calpine Corporation or Buyer will assume, all of Enron Corp.'s rights and obligations under the Stockholders' Agreement. In addition, but subject to Seller's rights under
Section 8.1(v) and subject to obtaining consents to such assignments from Clear Lake and Cogenron, respectively, and from the respective holders of Long Term Debt secured by each of the Facilities, Seller shall cause EOC to assign its rights and interests as operator under the Clear Lake O & M Agreement and the Texas City O & M Agreement to Calpine Corporation or one of its Affiliates designated by Buyer pursuant to assignment and assumption agreements in form and substance satisfactory to Seller and Buyer. The agreements described in this
Section 2.2(B) pursuant to which rights and obligations are to be assigned and assumed are collectively referred to as the "Assignment Agreements."

2.3 Determination of Purchase Price. (A) As promptly as practicable following the Closing Date, but in any event within 90 days after the Closing Date, Buyer shall submit to Seller a proposed balance sheet prepared by the Company as of the close of business on March 31, 1997 (the "Effective Date"), for the Company and the Subsidiaries, excluding all items relating to EC5 or Cogen Venture (including (i) all cash received by EC5 or from Cogen Venture in the three months

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



ending March 31, 1997, which is payable to Dominion pursuant to Section 2 of the Amendment to Reorganization Agreement dated as of June 30, 1991, and (ii) any associated account payable to Dominion or its Affiliates related to cash receipts by EC5 or from Cogen Venture which is then outstanding (the "Excluded Assets and Liabilities")) (the "Proposed Effective Date Balance Sheet"), prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and otherwise on a basis consistent with the December 31 Balance Sheet (defined in Section 4.1.9(B)), together with appropriate supporting calculations and documentation setting forth, in reasonable detail, the preparation of the balance sheet. If Seller disputes the correctness of the Proposed Effective Date Balance Sheet, Seller shall notify Buyer of its objections in writing within 30 days after receipt of the Proposed Effective Date Balance Sheet, which notice shall set forth in reasonable detail the reasons for Seller's objections. If Seller fails to deliver such notice within such 30-day period, Seller shall be deemed to have accepted the Proposed Effective Date Balance Sheet (including Buyer's calculations therein). Buyer and Seller shall endeavor in good faith to resolve any disputed items within 30 days after Buyer's receipt of Seller's notice of objections. If they are unable to do so, each party shall have the right to refer the dispute to Deloitte & Touche (the "Auditor") for resolution and determination of the Proposed Effective Date Balance Sheet to reflect what is required by this Section 2.3. Such determination by the Auditor shall be conclusive and binding on the parties. The fees of the Auditor incurred in resolving any such dispute shall be shared equally by Seller and Buyer, unless the Auditor determines that, as a whole, the positions taken by Buyer in the Proposed Effective Date Balance Sheet or by Seller in its objections to the Proposed Effective Date Balance Sheet were without merit, in which case the party making the unmeritorious assertion shall pay the Auditor's entire fee. The balance sheet as of the Effective Date as finally determined pursuant to this Section 2.3 (whether by failure of Seller to deliver notice of objection, by agreement of the parties or by determination by the Auditor) is referred to herein as the "Effective Date Balance Sheet".

         (B) The Purchase Price shall be calculated as follows. To the extent that Working Capital (defined below) on the Effective Date Balance Sheet exceeds Working Capital on the December 31 Balance Sheet (the December 31 Balance Sheet not being adjusted for the items described on Schedule 4.1.9(C)), or to the extent that the Company or the Subsidiaries have made unscheduled principal payments (i.e., payments other than those required to be made under the applicable amortization schedule) of Long Term Debt since December 31, 1996, the Purchase Price shall be increased above the Base Purchase Price to the extent of Seller's Interest (defined below) in the differences thereof. To the extent that Working Capital on the Effective Date Balance Sheet is less than Working Capital on the December 31 Balance Sheet (the December 31 Balance Sheet not being adjusted for the items described on Schedule 4.1.9(C)), the Purchase Price shall be reduced below the Base Purchase Price to the extent of Seller's Interest in the differences thereof. If the Purchase Price is greater than the Base Purchase Price, Buyer shall pay Seller the difference thereof. If the Purchase Price is less than the Base Purchase Price, Seller shall pay Buyer the difference thereof. All amounts owed for Purchase Price adjustments pursuant to this
Section 2.3 shall be netted as appropriate so that only one payment shall be made, all such amounts shall bear interest at the Prime Rate from and including the Closing Date through and excluding the date of payment, and all adjustments shall be made without duplication. Any payment shall be made not later than two Business Days after final determination of the Effective Date Balance Sheet pursuant to this

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



Section 2.3 in immediately available funds by wire transfer to a bank account designated by the party entitled to receive the payment.

         (C) For purposes of this Agreement, (i) "Working Capital" means current assets (including without limitation cash and cash equivalents, accounts receivable, materials and supplies, and prepaid expenses) minus current liabilities (including without limitation accounts payable and other accrued current liabilities, but excluding current maturities of long term debt), excluding any items related to EC5 or Cogen Venture (including the Excluded Assets and Liabilities) and determined in accordance with GAAP; and (ii) "Seller's Interest" means, with respect to changes in Working Capital and unscheduled principal payments of Long Term Debt, 50%.

                                   ARTICLE III
                                  CLOSING DATE

The consummation of the purchase and sale of the Class A Common Stock shall be held at a meeting (the "Closing") at the offices of Vinson & Elkins, L.L.P. at 10:00 A.M., Houston, Texas time, three Business Days after the date on which the last condition contained in Article VI is satisfied or waived, or at such other time, date and place as may be mutually agreed to in writing by the parties. The date on which the Closing actually occurs is referred to herein as the "Closing Date."


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

         4.1.1 Organization and Good Standing. Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under the laws of the States of Delaware and Texas.

         4.1.2 Authority of Seller. Seller has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement by Seller and the transactions contemplated hereby to be consummated by Seller have been duly authorized by all requisite corporate action by Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         4.1.3 No  Violations  With  Respect to  Seller.  Except as set forth in
Schedule 4.1.3, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby to be consummated by Seller or its Affiliates do not: (i) violate or conflict with

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



any of the provisions of the certificate of  incorporation  or bylaws of Seller;
(ii) conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any material agreement or other instrument to which Seller is a party or by which Seller or its properties are bound; (iii) violate or conflict in any material respect with any Legal Requirements or any foreign law, rule, regulation, code, ordinance, material permit or material license; or (iv) constitute an event which, with notice, lapse of time or both would result in any such material violation, conflict, breach or default.

         4.1.4   Approvals  and  Consents  for  Seller.   No  filing,   consent,
authorization or approval under any Legal Requirement binding upon Seller is required to be made or obtained by Seller in order to execute or deliver this Agreement or to consummate the transactions contemplated hereby by Seller, except with respect to the filings required under the HSR Act and except for any filings, consents, authorizations or approvals that, if not made or obtained, in the aggregate would not have a Material Adverse Effect.

         4.1.5    Ownership.

         (A) Schedule 4.1.5 (A) sets forth all of the classes of capital stock of the Company, the number of authorized shares of such classes, the number of issued and outstanding shares of such classes and the par value thereof.

         (B) Seller owns beneficially and of record 7,095 shares of the Class A Common Stock. All of such shares of Class A Common Stock have been duly authorized, validly issued and are fully paid and non-assessable. Upon delivery of and payment for the Class A Common Stock as provided herein, at the Closing Buyer will acquire good title to the Class A Common Stock free and clear of all Liens other than Liens created by, through or under Buyer or its Affiliates.

         (C) Except as provided in this Agreement, the Bylaws and the Stockholders' Agreement, no subscription, option, warrant, conversion right, call or other agreement or commitment of any character is outstanding obligating Seller, the Company or (assuming that neither Buyer nor its Affiliates have entered into any such agreement or commitment) any subsequent owner of the Class A Common Stock to deliver or sell any Class A Common Stock or any securities, options, rights or warrants exchangeable for or convertible into the Class A Common Stock or any other class of capital stock of the Company. Except as provided in the Stockholders' Agreement, there are no voting agreements with respect to the Class A Common Stock or other agreements restricting the right of the owner of the Class A Common Stock to sell, transfer, grant a Lien on, or otherwise dispose of the Class A Common Stock, assuming that neither Buyer nor its Affiliates have entered into any such agreement.

         (D) Dominion owns of record 7,095 shares of Class B Common Stock of the Company (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock together constitute all of the issued and outstanding capital stock of the Company. To Seller's knowledge, except for the Stockholders' Agreement, there are no voting agreements with respect to the Class B Common Stock.

         (E) The Subsidiaries, EC5 and Cogen Venture constitute all of the corporations, partnerships, joint ventures and other entities in which the Company directly or indirectly owns an equity interest. The total number of shares of authorized capital stock, and the classes and par values thereof, and the number of issued and outstanding shares of each such class owned by the Company, of each Subsidiary that is a corporation are set forth on Schedule
4.1.5 (E). Other than as provided in this Agreement, no subscription, option, warrant, conversion right, call or other agreement or commitment of any character is outstanding obligating the Company, any of the Subsidiaries that is a corporation, or EC5 to deliver or sell any equity interest in any Subsidiary that is a corporation or in EC5 or any securities, options, rights or warrants exchangeable for or convertible into any such equity interest. Except as set forth on Schedule 4.1.5 (E), neither the Company, the Subsidiaries nor EC5 has any outstanding indebtedness for borrowed money or any other issued and outstanding securities.

         (F) The Company owns a 98% limited partner interest in Clear Lake and EC3 owns a 2% general partner interest in Clear Lake. Other than as provided in the Agreement of Limited Partnership dated January 29, 1988, between the Company and EC3 (the "Partnership Agreement"), there are no outstanding subscriptions, options, warrants or calls of any kind issued or granted by, or binding upon the Company, EC3 or Clear Lake to purchase or otherwise acquire (whether directly or through the purchase of any option or convertible security) any security of or equity interest in Clear Lake.

         4.1.6    Company and Subsidiaries:

         (A) The Company and each of the Subsidiaries that is a corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in the States of Delaware and Texas. EC5 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in the states of Delaware and New Jersey. Neither the Company, any of the Subsidiaries nor EC5 is qualified to do business as a foreign corporation in any other jurisdiction. Neither the character of the properties now owned or leased by the Company, the Subsidiaries or EC5 nor the nature of the business now conducted by any of them require them to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         (B) Clear Lake is a limited partnership duly formed and validly existing under the laws of the State of Texas and is in good standing in the State of Texas. Clear Lake is not qualified to do business as a foreign limited partnership in any other jurisdiction. Neither the character of the properties now owned or leased by Clear Lake nor the nature of the business now conducted by it requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.1.7 No Violation With Respect to Company and Subsidiaries. Seller has previously furnished Buyer with correct and complete copies of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Bylaws of the Company (the "Bylaws"), the Stockholders' Agreement, certificates of incorporation and bylaws of each Subsidiary that is a corporation, the certificate of incorporation of EC5, the Partnership Agreement, the certificate of limited partnership of Clear Lake and the Amended and Restated Joint Venture Agreement of Cogen
Venture. Except as set forth on Schedule 4.1.7 hereto, the execution and delivery hereof by Seller does not, and the performance and compliance with the terms and conditions hereof by it and the consummation of the transactions contemplated hereby by Seller or its Affiliates will not:

         (A) violate or conflict with any provision of the certificates of incorporation or bylaws of the Company, the Subsidiaries, EC5, the Stockholders' Agreement, or the Partnership Agreement;

         (B) violate or conflict with any provision of or, except with respect to the HSR Act, require any material filing, consent, authorization or approval under any Legal Requirements binding upon the Company, the Subsidiaries or EC5;

         (C) in any material respect, conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval or trigger any preferential right of purchase under (i) any mortgage, indenture, loan or credit agreement or any other material agreement or instrument evidencing indebtedness for money borrowed, or any financing lease to which the Company, any Subsidiary or EC5 is a party or by which any of them is bound or to which any of their respective properties is subject or (ii) any other material lease, contract, agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties is subject; or

         (D) except as set forth in agreements entered into after the date hereof that are approved by Buyer, result in the creation or imposition of any Lien upon any material asset of the Company, the Subsidiaries or EC5;

in the case of clauses (B) through (D), except for any matters that in the aggregate would not have a Material Adverse Effect.

         4.1.8    No Default; Legal Requirements.  Except as set forth in
Schedule 4.1.8 hereto:

         (A) Neither the Company, the Subsidiaries nor EC5 is in breach or violation of, or in default under, and no condition exists that with notice or lapse of time or both would constitute such a default under, (i) any mortgage, indenture, loan or credit agreement, evidence of indebtedness or other material instrument evidencing or securing borrowed money, or any financing lease to which any of them is a party or by which any of their respective properties is bound, (ii) any judgment, order or injunction of any court or governmental agency or (iii) any other agreement, contract, lease, license or other instrument; except for breaches, violations, defaults and conditions that individually or in the aggregate would not have a Material Adverse Effect; and, to Seller's knowledge, no such breaches, violations or defaults have been asserted in writing against the Company, the Subsidiaries or EC5; and

         (B) Neither the Company, the Subsidiaries nor EC5 is in violation of any Legal Requirement, except for violations that individually or in the aggregate would not have a Material Adverse Effect.

         4.1.9    Financial Statements.

         (A) Seller has delivered to Buyer the audited financial statements of the Company as of December 31, 1993, December 31, 1994, and December 31, 1995 (the "Year End Financials") certified by the Auditor. The Year End Financials were prepared in accordance with GAAP and present fairly in all material respects, the financial position, results of operations and changes in cash flows of the Company at the dates and for the periods therein indicated.

         (B) Seller has also delivered to Buyer the unaudited financial statements of the Company as of December 31, 1996, including a balance sheet as of December 31, 1996, a copy of which is attached hereto as Schedule 4.1.9(B)-1, (the "December 31 Balance Sheet") and income and cash flow statements as of such date (the unaudited financial statements collectively are referred to as the "Unaudited Financial Statements," and collectively with the Year End Financials, the "Financial Statements"). The Unaudited Financial Statements were prepared from the Company's and the Subsidiaries' books and records in accordance with GAAP and, with respect to the December 31 Balance Sheet, as adjusted by the numbers reflected on Schedule 4.1.9(C) hereby, present fairly in all material respects the financial position, results of operations and changes in cash flow of the Company and the Subsidiaries at the dates and for the period therein indicated, except to the extent such statements would be affected by year end and audit adjustments and except that such statements do not contain footnotes. Except as set forth on Schedule 4.1.9(B)-2 hereto, the contingent liabilities described in the footnotes to the audited financial statements of the Company as of December 31, 1996 will not materially and adversely differ from the contingent liabilities described in the Company's audited financial statements as of December 31, 1995.

         (C) Except as set forth on Schedule 4.1.9(C), the Company and the Subsidiaries have no liabilities exceeding $100,000 in the aggregate that would be required to be reflected on a balance sheet (not including the footnotes thereto) prepared in accordance with GAAP applied on a basis consistent with the Financial Statements, except for (i) liabilities reflected on the December 31 Balance Sheet, (ii) liabilities incurred since December 31, 1996 in the ordinary course of business and (iii) liabilities with respect to which separate agreements have been entered into between Seller or its Affiliates and Buyer or its Affiliates concurrently with the execution of this Agreement.

         (D) Since December 31, 1996, (i) the Company has neither declared, provided for nor made any dividends or distributions to its shareholders, and
(ii) neither the Company nor the Subsidiaries has (a) made any material changes in its accounting methods, or (b) sold or otherwise disposed of any material portion of its assets, except for sales or dispositions in the ordinary course of business or pursuant to contracts listed on Schedule 4.1.10 (A).

         4.1.10 Leases; Contracts; Agreements and Commitments. (A) Schedule 4.1.10(A) sets forth a list of the following written leases, contracts, agreements, and contractual commitments to which the Company, any Subsidiary or EC5 is a party or by which any of them or their respective assets are bound, correct and complete copies of which have previously been made available to
Buyer:

         (i) each lease, easement, right of way and license with respect to real property that is necessary to conduct, in all material respects, their respective businesses as they are currently being conducted and any other material agreement with respect to real property;

         (ii) each lease of personal property providing for rental payments in excess of $50,000 per year;

         (iii) each agreement involving $25,000 or more to contribute, lend or advance funds to, or to purchase any additional equity interest in any other person;

         (iv) each agency agreement involving more than $50,000 in any one year;

         (v) each mortgage, indenture, note, loan agreement, pledge agreement, security document, installment obligation, or other instrument, credit agreement, or reimbursement agreement for or relating to any borrowing (other than short-term borrowing in the ordinary course of business) in an amount in excess of $50,000;

         (vi) each collective bargaining agreement, employment agreement or consulting agreement;

         (vii) each guaranty, reimbursement agreement, bond, surety, or any other direct or indirect agreement to pay or perform any obligation of any person or entity given by the Company, any Subsidiary or EC5, excluding endorsements in the ordinary course of business;

         (viii) each agreement that expressly prohibits the Company, any Subsidiary or EC5 from competing with the counterparty in such a manner as to materially restrict the right of any of them to engage in any material business in which any of them is now engaged;

         (ix) each partnership, joint venture, shareholders or similar agreement;

         (x) each agreement for a duration of greater than 30 days for the purchase or sale of fuel, electric energy or capacity, or steam or the transportation of fuel, wheeling of power or interconnection agreements that would be in effect on the Closing Date;

         (xi) each agreement providing for the purchase or option to purchase all or substantially all of the assets of the Company, any Subsidiary or EC5;

         (xii) each material agreement between Seller, Dominion or their respective Affiliates, on the one hand, and the Company, any Subsidiary, or EC5, on the other hand, other than agreements that will be terminated on or before the Closing Date and for which the Company will have no liability thereafter; and

         (xiii) all other agreements of a duration of greater than 90 days that cannot be terminated without a penalty to the Company or any Subsidiary and that have a total consideration of more than $50,000 during the primary contract term that would be in effect on the Closing Date.

         (B) Schedule 4.1.10(B) sets forth a list of each agreement to which Seller or any of its Affiliates is a party that directly relates to the Company and that, if the obligations thereunder are not performed, could have a Material Adverse Effect.

         (C) Schedule 4.1.10(C) sets forth a list of certain contracts, agreements, or contractual commitments to which Seller or its Affiliates are a party and the rights and obligations under which Buyer or Buyer's Affiliates will assume pursuant to the Assignment Agreements. Except as disclosed on
Schedule 4.1.10(C), Seller and such Affiliates are not in default under any such agreement or commitment, except where such defaults in the aggregate would not have a Material Adverse Effect or, with respect to obligations of Seller or its Affiliates under such contracts, agreements or commitments to be assumed by Buyer or its Affiliates that provide equity support in respect of the Company or the Subsidiaries, that would not have a material adverse effect on the obligations of Buyer and its Affiliates as successors to Seller and its Affiliates under such contracts, agreements or commitments. Except for agreements to be assumed pursuant to the Assignment Agreements, Buyer will not assume any liabilities or obligations of Seller or its Affiliates.

         4.1.11 Litigation. Schedule 4.1.11 sets forth a list of all lawsuits and administrative proceedings pending or, to the knowledge of Seller, threatened against the Company, any Subsidiary or EC5. Schedule 4.1.11 also sets forth a list of all lawsuits and administrative proceedings pending, or to the knowledge of Seller, threatened against Seller or its Affiliates that directly relate to the Company, any Subsidiary or EC5. To Seller's knowledge, there are no material investigations by any Governmental Entity pending or threatened against the Company, any Subsidiary or EC5.

         4.1.12 Government Permits. Each of the Company and the Subsidiaries have all permits, licenses, consents and approvals from Governmental Entities required to be obtained by any of them that are necessary to conduct their business in accordance with Legal Requirements as it is currently being conducted, except where the failure to have same would not have a Material Adverse Effect.

         4.1.13 Employee Benefits. Each of the Company, the Subsidiaries and EC5
(i) is not,  and has  never  been  treated  as being a "single  employer"  under
Section 414 of the Code with any other Person which has maintained or contributed to or had any liability (contingent or otherwise) to, under or based upon any Plan, (ii) does not have, and never has had, any "employees" as defined in Section 3(6) of ERISA, and (iii) does not, and has never maintained, contributed to or had any liability (contingent or otherwise) to, under or based upon any Plan, including Plans maintained by any member of a "controlled group" (as defined in Section 414 of the Code) or any plan that is a "multiemployer plan" (as defined in ERISA).

         4.1.14   Tax Matters.  Except as set forth in Schedule 4.1.14:

         (i)(a) All returns and reports ("Tax Returns") of or with respect to any and all Taxes which are required to be filed on or before the Closing Date (taking into account any extensions permitted under Section 5.3.2) by the Company and the Subsidiaries have been duly and timely filed (taking into account any extensions permitted under Section 5.3.2);

         (b) All Taxes which have become due by the Company or the Subsidiaries (taking into account any extensions permitted under Section 5.3.2) with respect to the period covered by each such Tax Return have been timely paid in full (taking into account any extensions permitted under Section 5.3.2); and

         (ii) There is no pending written claim against the Company or the Subsidiaries for any Taxes that are due and payable, and no assessment, deficiency or adjustment has been asserted or, to Seller's knowledge, proposed with respect to any Tax Return of the Company or the Subsidiaries. There are no audits or investigations pending or, to Seller's knowledge, threatened against the Company or the Subsidiaries.

         4.1.15 Real Property. Schedule 4.1.15 hereto sets forth legal descriptions of the Facilities as they appear in the leases with respect thereto. Neither the Company nor any Subsidiary owns fee simple title to any real property. To Seller's knowledge, such legal descriptions accurately describe, in all material respects, the real property on which the Clear Lake Facility and the Texas City Facility are located.

         4.1.16 Environmental Matters. Except as set forth on Schedule 4.1.16 hereto and except where any of the following would not have a Material Adverse Effect, (i) neither the Company nor the Subsidiaries are in violation of any Environmental Legal Requirement as a result of the operation of the business by the Company or the Subsidiaries, (ii) no Hazardous Substances are present on, at or under the Texas Plant Sites as a result of the operation of the business by the Company or the Subsidiaries in quantities, concentrations, or locations that require remedial action by any of them under Environmental Legal Requirements, and, to Seller's knowledge, no such Hazardous Substances are present on, at or under the Texas Plant Sites as a result of any other source or cause that would require such remedial action, (iii) neither Seller nor the Company has received any written notice, demand letter, or request for information from any Governmental Entity or any third party indicating that Seller, the Company or the Subsidiaries may be in violation of, or liable under, Environmental Legal Requirements, which matter has not been finally resolved or settled, (iv) no Hazardous Substance has been disposed of or transported from the business while owned or operated by the Company or the Subsidiaries except as permitted under applicable Environmental Legal Requirements or has been released on or from the business by the Company or the Subsidiaries or the Texas Plant Sites while owned or operated by the Company or the Subsidiaries which requires remediation under applicable Environmental Legal Requirements, and (v) there has been no exposure of any person or property to Hazardous Substances in connection with the business by the Company or the Subsidiaries, which exposure has (i) resulted in a material claim against the Company or the Subsidiaries or (ii) to Seller's knowledge, would be the basis for such a claim. This Section 4.1.16 is intended to, and shall be, the sole representation and warranty in this Agreement with respect to environmental matters and no other representation and warranty in this Agreement shall be construed as covering any environmental matters.

         4.1.17   Regulatory Matters.

         (A) Neither Seller, the Company, nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (B) Each of the Seller, the Company and the Subsidiaries is not subject to, or is exempt from regulation as, an "electric utility company", a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         (C) Each of the Facilities is a "qualifying cogeneration facility," as such term is defined in the Federal Power Act, as amended by the Public Utility Regulatory Policies Act of 1978 ("PURPA"), the regulations of FERC thereunder ("PURPA Regulations"), and the current interpretations of FERC and courts of competent jurisdiction of PURPA and such regulations (collectively, PURPA, the regulations and all such interpretations, the "PURPA Requirements").

         4.1.18 Sole Purpose; Nature of Business. Neither the Company nor any Subsidiary has conducted or is conducting any business other than business relating to the development, financing, acquisition, construction, ownership, operation and maintenance of the Facilities and the sale of energy produced from the Facilities.

         4.1.19 Brokerage or Finders Fees. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Seller, its Affiliates or the Company in such a manner as to give rise to a valid claim against Buyer, the Company or any Subsidiary for any broker's or finder's commission, fee or similar compensation.

         4.1.20 Insurance. Set forth on Schedule 4.1.20 is a correct and complete list of all operating insurance applicable to the Facilities and maintained on behalf of the Company and the Subsidiaries (the "Insurance"), listing the types of coverages, amounts of coverage and deductibles. Such insurance is in full force and effect and complies in all materials respects with all material requirements of all material agreements binding on the Company, either Subsidiary or EOC, as operator under the Clear Lake O&M Agreement and the Texas City O&M Agreement.

         4.1.21 Material Assets and Properties. Except for assets and properties listed on Schedule 4.1.21 hereto, and except for assets and properties provided pursuant to the Administrative Services Agreement, each of the Subsidiaries owns or otherwise has the right to use the assets and properties reasonably necessary to conduct their respective businesses as they are now conducted; except where the failure to have same would not have a Material Adverse Effect.

4.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

         4.2.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2.2 Authority of Buyer. Buyer has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this

Agreement by Buyer and the transactions contemplated hereby to be consummated by Buyer have been duly authorized by all requisite corporate action by Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         4.2.3 No Violations. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby to be consummated by Buyer do not and will not: (i) violate or conflict with any of the provisions of the certificate of incorporation or bylaws of Buyer; (ii) in any material respect conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any material agreement or other instrument to which Buyer is a party or by which Buyer or its properties are bound; (iii) violate or conflict in any material respect with any Legal Requirements or any foreign law, rule, regulation, code, ordinance, material permit or material license; or (iv) constitute an event which, with notice, lapse of time or both would result in any such material violation, conflict, breach or default.

         4.2.4 Approvals and Consents. No material filing, consent, authorization or approval under any Legal Requirement binding upon Buyer is required to be made or obtained by Buyer in order to execute or deliver this Agreement or to consummate the transactions contemplated by hereby by Buyer, except with respect to the filings required under the HSR Act.

         4.2.5 Acquisition as Investment. Buyer is acquiring the Class A Common Stock for its own account as an investment without the present intent to sell, transfer or otherwise distribute the Class A Common Stock to any other person or entity.

         4.2.6 Brokerage or Finders Fees. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Buyer or its Affiliates in such a manner as to give rise to a valid claim against Seller, the Company or any Subsidiary for any broker's or finder's commission, fee or similar compensation.

         4.2.7 No Electric Utility Ownership. Assuming Seller's representation in Section 4.1.17(C) is accurate, Buyer is not (i) an "electric utility" or an "electric utility holding company" or a wholly or partially owned subsidiary of either, within the meaning of Part 292 of the PURPA Regulations (18 C.F.R. Part
292) and FERC's decisions thereunder or (ii) otherwise engaged in the generation or sale of electric power (other than electric power solely from "cogeneration facilities" or "small power production facilities" (both within the meaning of Part 292 of the PURPA Regulations or the current interpretations of FERC and the courts of competent jurisdiction of such regulation)). At or before the Closing, Buyer will have ratified all written agreements between Clear Lake or Cogenron, on the one hand, and Buyer, Seller, DRI or their respective Affiliates, on the other. Within 30 days after the Closing Date, Buyer will have caused each of Clear Lake and Cogenron to file a notice of self-certification ("collectively, the "Self-Certification Notices"), the purpose of which is to reflect the change in ownership of the Company, which notices shall describe the non-utility status of Calpine.

         4.2.8 Available Funds. Buyer has, and at the Closing will have, sufficient funds available to it to purchase the Class A Common Stock pursuant to this Agreement and to purchase the existing long-term project debt on the Facilities (the "Long Term Debt") pursuant to the Assignment of Notes for a cash purchase price equal to the outstanding principal balance, plus accrued interest, as of the Closing Date, which principal and interest, as of the date hereof, is expected to total approximately $157,000,000.

         4.2.9 Knowledgeable Buyer. Buyer (i) is represented by competent legal, tax and financial counsel in connection with the negotiation, execution, and delivery of this Agreement, (ii) together with its Affiliates, has sufficient knowledge and experience in owning, managing, and operating power generating facilities to enable it to evaluate the Facilities, the Company, each Subsidiary, EC5 and Cogen Venture, and the businesses of each of them, and the technical, commercial, financial, legal, regulatory, and other risks associated with owning the Class A Common Stock, (iii) acknowledges that pursuant to this Agreement it will have, prior to the Closing Date, performed all due diligence that it desires to perform to enable it to evaluate the risks and merits of consummating the transactions contemplated hereby, and that in making the decision to enter into this Agreement and the Assignment of Notes and to consummate the transactions contemplated hereby and thereby, it has relied solely on the basis of its own independent investigation, analysis and evaluation of the Company and the Subsidiaries and their properties, assets,
business,   financial   condition   and   prospects   and   upon   the   express
representations, warranties and covenants in this Agreement and in any certificate delivered at the Closing, and (iv) together with its Affiliates, is financially capable of owning the Class A Common Stock and the Long Term Debt and performing its obligations under this Agreement, the Assignment of Notes and the Assignment Agreements. Nothing discovered (or which should have been discovered) by Buyer in the course of due diligence will be considered a waiver of or will reduce Seller's rights under Article VII; provided that, prior to the Closing, Buyer has disclosed to Seller any inaccuracy in Seller's representations and warranties or any errors in or omissions from the schedules to this Agreement of which Buyer has knowledge, and further provided that the foregoing does not extend the time period in which a claim may be made under
Article VII or affect Seller's rights under Section 7.6. Buyer acknowledges that neither Seller, its Affiliates nor any other person or entity has made any representation or warranty, express or implied, as to the Company or the Subsidiaries except for those expressly set forth in Section 4.1 or in any certificate by Seller or its Affiliates delivered at the Closing.

                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

5.1     Covenants of Seller.  Seller covenants and agrees with Buyer as follows:

         5.1.1 Certain Changes. Except as may be permitted hereunder or as otherwise contemplated in this Agreement and except as set forth on Schedule 5.1.1, from the date hereof through the Closing Date, without first obtaining the written consent of Buyer, which consent shall not be unreasonably withheld, Seller shall, to the extent within its reasonable control, cause the Company and the Subsidiaries not to:

         (i) make any material change in the conduct of its business or operations or make any change in its financial or tax accounting principles or practices;

         (ii) merge into or with or consolidate with any other entity or acquire all or substantially all of the business or assets of any corporation, person or entity;

         (iii) make any change in their respective organizational documents;

         (iv) purchase any securities of any corporation, person or entity except for investments of cash and other funds in the ordinary course of business or issue any debt or equity securities;

         (v) mortgage, pledge or subject to any new Lien any of their respective material assets, tangible or intangible, except pursuant to any agreement disclosed on Schedule 4.1.10; or sell, transfer or dispose of all or any material portion of their assets, except for sales, transfers or dispositions in the ordinary course of business or other dispositions of equipment or inventory items that are obsolete or not of material value;

         (vi) take any action or enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up of its business or operation;

         (vii) enter into any settlement of or commence any material pending or threatened litigation;

         (viii) consent to the entry of any decree or order by a Governmental Entity;

         (ix)     set aside, declare or pay any dividends;

         (x) incur or guarantee any indebtedness for borrowed money in excess of $50,000 or forgive any indebtedness for borrowed money or make any advances or loans to third parties;

         (xi)     form any new subsidiaries or engage in any new businesses;

         (xii) enter into any new material agreement or amend or terminate any material agreement; or

         (xiii) provide any new (meaning not pursuant to an existing agreement disclosed on Schedule 4.1.10(A)) severance or other employee benefits to any employee of or consultant to the Company or any Subsidiary, except for extensions of existing consulting agreements on substantially the same terms.

From the date hereof through the Closing Date, except as permitted hereunder or contemplated hereby or as consented to in writing by Buyer, Seller will not enter into any guarantees or other support agreements in respect of the Company or the Subsidiaries. With respect to those matters set forth on Schedule 5.1.1, Seller shall consult, and shall use its Best Efforts to cause the Company and the Subsidiaries to consult, with Buyer with respect to any negotiations with third parties and any new agreements or amendments or modifications to agreements contemplated by the matters listed on Schedule 5.1.1, and shall use its good faith efforts to incorporate any revisions to agreements requested by Buyer in such negotiations, agreements, amendments and modifications.

         5.1.2 Operation of Business. From the date hereof until the Closing Date, except as permitted hereunder or contemplated hereby or as consented to in writing by Buyer, Seller shall use its Best Efforts to cause the Company and the Subsidiaries to carry on their respective businesses in the usual and ordinary course except where the failure to do so would not have a Material Adverse Effect, including the purchase of spare parts for the Facilities and the performance of maintenance, repairs and similar activities in accordance with the normal current schedule therefor, and the payment of amounts due under the Long Term Debt as and when due under the applicable amortization schedule. Seller shall not cause EOC or ECT to change the performance of their obligations under the Clear Lake O & M Agreement, the Texas City O & M Agreement or the Administrative Services Agreement.

         5.1.3 Insurance. From the date hereof until the Closing Date, Seller will use its Best Efforts to cause the Company to maintain the Insurance for itself and the Subsidiaries. Buyer recognizes and acknowledges that the Insurance will terminate upon the Closing and that the Company and the
Subsidiaries will need to obtain new insurance. All insured claims or losses arising or occurring on or before the Closing with respect to the Company or the Subsidiaries shall be for the account of the Company or the Subsidiaries under the insurance policies maintained pursuant to the applicable operating and maintenance agreements or credit facilities relating to the Long Term Debt, regardless of when such claims or losses are reported to the applicable insurance carrier; provided that with respect to Insurance constituting liability insurance,. all such claims and losses shall be reported no later than the first anniversary of the Closing Date.

         5.1.4 Access. Seller will afford to Buyer and its authorized representatives, at Buyer's sole expense, risk and cost, reasonable access from the date hereof through the Closing Date, during normal business hours, to its and the Company's personnel, properties, books and records relating to the Facilities, the Company, the Subsidiaries and EC5 and will furnish to Buyer such additional financial and operating data and other information relating to any of them as Buyer may reasonably request, to the extent that such access and disclosure would not violate the terms of any agreement to which Seller, the Company, any Subsidiary or EC5 is bound or any Legal Requirement; provided, however, that the confidentiality of any data or information so acquired shall be maintained by Buyer and its Affiliates and their representatives in accordance with Section 5.2.3; and further provided that all requests for access shall be directed to Brad Petzold (713) 853-1611, or such other persons as Seller may designate from time to time. During said period, Seller will also allow Buyer such access to the documents within its possession or to which it has reasonable access relating directly to Cogen JV.

         5.1.5 Antitrust Notification and Other Governmental Filings. Seller or its Affiliate will, as promptly as practicable (and, in any event, within 10 days after the execution hereof) file with the Federal Trade Commission and the Department of Justice the notification and report form required to be filed by it for the transactions contemplated hereby (and shall request early termination of the waiting period) and any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act.

         5.1.6 Confidentiality. After the Closing Date, Seller shall not, directly or indirectly, use, disclose or provide to any other person or entity any information of a confidential or proprietary nature concerning the business or assets of the Company, the Subsidiaries or EC5 except (i) as is required in governmental filings or judicial, administrative or arbitration proceedings or by Legal Requirements, (ii) information that was or becomes in the public domain without breach of any obligation of confidentiality by Seller or its Affiliates, or (iii) as is reasonably necessary to enforce its rights or defend its obligations in connection with the Facilities.

         5.1.7 Public Announcements. Subject to applicable securities law or stock exchange requirements, at all times until the Closing Date, Seller shall promptly advise, and obtain the approval (which may not be withheld unreasonably) of, Buyer before issuing, or permitting any of its directors, officers, employees, agents or investment bankers, or any of its Affiliates to issue, any press release or other announcement with respect to this Agreement or the transactions contemplated hereby; provided that no further approval shall be required for press releases or other announcements which are substantially similar to previously approved releases or announcements provided a copy of such release or announcement is furnished promptly to Buyer.

         5.1.8 Transaction Costs. Seller shall bear and pay all of the costs, fees and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

         5.1.9 Noncompetition. For a period of one year after the Closing Date, neither Seller nor any of its Affiliates shall sell or enter into any contract to sell and, upon request by Buyer, shall immediately cease any activities or attempts to sell or enter into any contract to sell, steam to Union Carbide Corporation for use at its facility adjacent to the Texas City Facility or to Hoechst Celanese Corporation for use at its facility adjacent to the Clear Lake Facility.

         5.1.10 Satisfaction of Closing Conditions. Seller shall use its Best Efforts to cause satisfaction of the conditions precedent to Closing set forth in Sections 6.1.3, 6.1.7 through 6.1.10, and, subject to Section 8.1(v), Sections 6.1.6 and 6.2.7 through 6.2.9.

5.2      Covenants of Buyer.  Buyer covenants and agrees with Seller as follows:

         5.2.1 Antitrust Notification and Other Governmental Filings. Buyer or its Affiliate will as promptly as practicable (and, in any event, within 10 days after the execution hereof) file with the Federal Trade Commission and the Department of Justice the notification and report form required for the transactions contemplated hereby (and shall request early termination of the waiting period) and any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act.

         5.2.2 Public Announcements. Subject to applicable securities law or stock exchange requirements, at all times until the Closing Date, Buyer shall promptly advise, and obtain the approval (which may not be withheld unreasonably) of, Seller before issuing, or permitting any of Buyer's directors, officers, employees, agents or investment bankers, or any of Buyer's Affiliates to issue, any press release or other announcement with respect to this Agreement or the transactions contemplated hereby; provided that no further approval shall be required for press releases or other announcements which are substantially similar to previously approved releases or announcements provided a copy of such release or announcement is furnished promptly to Seller.

         5.2.3 Confidential Information. In the event that this Agreement is terminated or, if not terminated, until the Closing Date, the confidentiality of any data or information received by Buyer regarding the business and assets of the Company, Seller and their respective Affiliates shall be maintained by Buyer and its representatives in accordance with the Confidentiality Agreement dated March 10, 1997 executed by Calpine Corporation and Seller (the "Confidentiality Agreement").

         5.2.4 Transaction Costs. Buyer shall bear and pay all of the costs, fees and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, including the filing fees under the HSR Act.

         5.2.5 Satisfaction of Closing Conditions. Buyer shall use its Best Efforts to cause satisfaction of the conditions precedent to Closing set forth in Sections 6.2.3, 6.2.4, and 6.2.7 through 6.2.9.

         5.2.6 Bank Account and Line of Credit. Buyer has heretofore delivered to Seller a letter from Bank of Nova Scotia (the "Bank") stating that Buyer (i) has deposited sufficient funds in a deposit account maintained by it at the Bank and (ii) has sufficient funds available to be drawn under the line of credit provided by the Bank, to complete the purchase of the Class A Common Stock and Long Term Debt as contemplated hereby. Buyer hereby agrees that prior to the termination of this Agreement as permitted hereunder, it shall not (a) withdraw or use funds from such account or (b) draw down on or use funds from such line of credit except to purchase the Class A Common Stock and the Long Term Debt, which withdrawal or use in the aggregate would reduce the total amount available in such account and under such line of credit to less than the sum of the Base Purchase Price and the amount of the principal and interest outstanding under the Long Term Debt. From the date hereof through the Closing, Buyer shall not, and shall cause its Affiliates not to, take any action that would cause the terms and conditions to utilizing funds under such line of credit not to be satisfied. Nothing in this Section 5.2.6 is intended to, nor shall it, modify
Section 4.2.8 or imply that Buyer's obligations under this Agreement are subject to financing.

         5.2.7 Certain FERC Matters. At or before the Closing, Buyer shall ratify all written agreements between Clear Lake and Cogenron, on the one hand, and Buyer, Seller, DRI or their respective Affiliates, on the other, and shall furnish Seller with a valid resolution of Buyer evidencing such ratification. Within 30 days after the Closing Date, Buyer shall cause Clear Lake and Cogenron to file the Self-Certification Notices with FERC.

5.3      Mutual Covenants.  Buyer and Seller covenant and agree as follows:

         5.3.1 Release. Prior to the Closing, without limiting Seller's rights under Sections 6.2.7 through 6.2.9, and 8.1(v), Buyer and Seller shall use their Best Efforts to have Seller and their Affiliates released from all obligations under the agreements listed on Schedule 4.1.10(C) (including the agreements listed as Credit Support Obligations therein (the "Credit Support Obligations")). In addition, Buyer shall provide financial information and offer to furnish substantially equivalent credit support obligations to the obligees under the Credit Support Obligations to effect such release pursuant to agreements that are mutually satisfactory to Buyer and Seller. To the extent that Seller and its Affiliates are not released from all of the Credit Support Obligations pursuant to agreements reasonably satisfactory to Seller in form and substance, Buyer shall indemnify Seller and its Affiliates pursuant to Section 7.2(B) with respect thereto.

         5.3.2 Tax Returns. Seller, in cooperation with the Company, shall cause to be prepared and timely filed (taking into account any extensions permitted hereunder) each income Tax Return of the Company that includes a taxable period ending on or before the Closing Date which is required to be filed after the Closing Date, and pursuant to Section 9.4(B), Buyer shall provide records and assistance to enable Seller to make such filings. Seller shall not cause or permit the Company to extend the filing date for such Tax Returns without Buyer's prior written consent.

         5.3.3 Administrative Services Agreement. Seller shall cause ECT to agree (i) to offer to the Company to amend the Administrative Services Agreement to provide that it will terminate on a date designated by the Company which is not more than 90 days after the Closing Date, (ii) to continue to perform ECT's duties and obligations under the Administrative Services Agreement through and including such designated termination date and (ii) upon such termination date, to deliver and turn over to the Company non-proprietary software, electronic data and books and records relating primarily to the Company or the Subsidiaries and any other items as are mutually agreed upon by ECT and the Company.

         5.3.4    Employment Matters.

         (A) Facilities Employees. Schedule 5.3.4(A) (the "Employee Schedule") to be attached to this Agreement will contain the names of employees of Enron International Payroll, Inc. ("EIPI") who are engaged in the operation and maintenance of the Facilities (the "Facilities Employees"), their current salaries and work location. Seller shall deliver the Employee Schedule of Facilities Employees on a confidential basis to the Manager, Human Resources of Buyer, no more than five business days after this Agreement is executed. The Employee Schedule shall set forth substantially the same number of employees, types and numbers of jobs at each Facility and at the Company, current salary amounts and years of past service credit as the information previously provided to Buyer by Seller or its Affiliates. The Employee Schedule shall show the name, job position, work location, current salary and years of past service credit for each of the Facilities Employees. In addition, Seller will provide Buyer on a confidential basis relevant written information in Seller's possession regarding each individual's work qualifications, training history, and prior jobs held while employed by any affiliate of Seller. The average severance cost for these Facilities Employees is $25,272 (the "Average Severance Cost"). Buyer, in its sole discretion, may make offers of employment to any of the Facilities Employees. Buyer understands that offers of employment which are not at least at the current salary and at the same location of any Facilities Employee may be declined by such employee and such employee, if terminated by EIPI, would be entitled to a severance benefit under the Enron Corp. Severance Pay Plan (the "Severance Plan"), a copy of which Seller has provided to Buyer. With respect to Facilities Employees who become entitled to a severance benefit under the Severance Plan as a result of Buyer's not having made offers of employment to such employees at their current salaries and at the same location, Seller shall be financially responsible for the first nine Facilities Employees who are paid a severance benefit under the Severance Plan, and Buyer shall promptly, without delay, upon receipt of written notification by Seller, pay to Seller an amount equal to the number of such Facilities Employees in excess of nine, who within 90 days after the Closing, are paid a severance benefit under the Severance Plan multiplied by the Average Severance Cost. If any such Facilities Employee is terminated by Seller and receives severance under the Severance Plan, and within 12 months after the termination of the Facilities Employee by Seller, Buyer employs such Facilities Employee, then Buyer shall promptly pay to Seller an amount equal to all or a portion of the severance benefit, if any, paid to such Facilities Employee by either Seller or EIPI in connection with such employee's termination of employment with either Seller or EIPI, determined by multiplying the amount of such severance benefit by a fraction, the numerator of which is the number 12 reduced by the number of full months that have passed from the Closing Date to the employment date, and the denominator of which is the number 12.

         (B) COBRA Continuation Coverage. Seller shall be responsible for the health care claims of any Facilities Employees that are not employed by Buyer as of the Closing Date who receive continuation of health care coverage, as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under medical plans by which they are covered. Buyer shall be responsible for providing health care continuation coverage, if any, as required by COBRA to any of the Facilities Employees who are employed by Buyer as of or subsequent to the Closing Date and who cease employment with Buyer for any reason thereafter.

         (C) Participation In Buyer's Plans. Subsequent to the Closing, upon employment with Buyer, the Facilities Employees employed by Buyer shall be eligible for participation in all employee benefit plans (within the meaning of Section 3(3) of ERISA) for which similarly situated employees of Buyer are eligible ("Buyer's Plans"). Under Buyer's Plans, the Facilities Employees employed by Buyer will be given credit for Past Service (defined below) for purposes of determining (i) eligibility for participation in the retirement, short or long term disability, severance and vacation plans (including, without limitation, eligibility for early retirement), and (ii) the duration and amount, if any, of short or long term disability and severance benefits. "Past Service" means (i) service as an employee of EIPI or any of its affiliates and (ii) service as an employee of any other entity, but only to the extent that such service is recognized under the applicable and similar plan of EIPI or its Affiliates, and is continuous through the Closing Date.

         (D) No Medical Preexisting Condition. No preexisting condition limitations shall be applicable to Facilities Employees employed by Buyer under any employee benefit plan of Buyer provided that, with respect to each
Facilities Employee and his or her other covered dependents, such Facilities Employee and each covered dependent enrolls in such plan within 30 days of the Facilities Employee commencing employment with Buyer; and further provided that such person has been covered under a medical plan for the six-month period preceding the Closing. Additionally, any Facilities Employee or covered dependent expenses applied toward deductibles in the year in which the Closing occurs and any out-of-pocket limitations under EIPI's medical and dental plans in the year in which the Closing occurs shall be recognized under Buyer's medical and dental plans and applied respectively toward any deductibles or out-of-pocket limits thereunder in such year.

         (E) Responsibility for Claims. Employee benefit claims for expenses incurred by, or for services provided to, Facilities Employees or their dependents which occur prior to the date of the Closing shall be the financial obligation of Seller. Employee benefit claims for expenses incurred by, or for services provided to, Facilities Employees employed by Buyer or their covered dependents which occur on or after the Closing Date shall be covered under Buyer's Plans. The amount and type of benefits payable in any case shall be determined in accordance with the terms of the applicable employee benefit plan.

         (F) Severance Benefits. Buyer shall cause the Facilities Employees employed by Buyer to be eligible for severance benefits, to be paid to such a Facilities Employee if within one year after the Closing the Facilities Employee either has a reduction in base pay and elects within 30 days thereof to terminate employment or is terminated by Buyer for a reason other than termination for cause, in the sum of (i) two weeks of base pay for each year of Past Service and additional service, or portion thereof, credited with Buyer, and (ii) two weeks of base pay for each Ten Thousand Dollars, or portion thereof, of annualized base pay, up to a maximum total severance payment equal to 52 weeks of base pay. "Termination for cause" as used in this paragraph shall mean termination for such reasons as Buyer may reasonably determine constitutes cause which is serious enough to result in a legitimate business need for termination of employment instead of warning, probation or counseling. Failure to meet established performance expectations shall not be such a cause for termination unless the Facilities Employee has been counseled about the unacceptable performance and has had an opportunity to improve performance for at least 30 days.


                                   ARTICLE VI
                              CONDITIONS TO CLOSING

6.1 Buyer's Obligation to Close. Buyer's obligation to close under this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (except to the extent that Buyer shall have hereafter agreed in writing to waive one or more of such conditions):

         6.1.1 Compliance with Agreement. Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

         6.1.2   Representations   and  Warranties.   The   representations  and
warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing.

         6.1.3 Certificate. Seller shall have delivered to Buyer (i) a certificate, dated the Closing Date, executed on its behalf by its president or a vice president, certifying true and correct copies of each contract, agreement, commitment, instrument or other document described on Schedules 4.1.10(A), 4.1.10(B), and 4.1.10(C), and (ii) a certificate, dated the Closing Date, executed on its behalf by its president or a vice president, to the effect that the conditions in Sections 6.1.1 and 6.1.2 are satisfied, except for any exceptions noted in such certificate. If any of Buyer's conditions to Closing have not been satisfied, but Buyer nonetheless waives the satisfaction of such condition, Buyer shall not be entitled to any decrease in the Purchase Price or any recourse, including indemnification under Section 7.1, against Seller or its Affiliates with respect to the matter so waived.

         6.1.4 Filings. Any applicable waiting period under the HSR Act shall have expired.

         6.1.5 Litigation. (i) There shall not be pending any litigation or proceeding (filed by a person or entity other than Buyer or its Affiliates) to restrain or prohibit the transactions contemplated by this Agreement or to obtain material damages or other material relief in connection with the consummation of such transactions.

         6.1.6 Stock Certificates; Assignment Agreements. Seller shall have delivered to Buyer (i) one or more stock certificates evidencing the Class A Common Stock, with stock powers duly executed in blank, and (ii) the Assignment Agreements, duly executed by Seller and its Affiliates (to the extent they are parties thereto) and all necessary consents thereto shall have been obtained.

         6.1.7 Opinion. Seller shall have delivered to Buyer one or more opinions of internal counsel of Seller or its Affiliates (i) covering due authorization, execution and delivery by Seller and its Affiliates, as applicable, of this Agreement, any separate agreements executed contemporaneously herewith between Seller or its Affiliates and Buyer or its Affiliates (including the Guaranty by Enron Corp. of Seller's obligations hereunder in favor of Buyer) and the Assignment Agreements and (ii) to the effect that this Agreement and such other agreements are valid and binding on Seller or its Affiliates, as applicable (but expressing no opinion as to enforceability).

         6.1.8 Secretary's Certificate. Seller shall have delivered to Buyer a certificate dated the Closing Date executed by the secretary or an assistant secretary of Seller, certifying that the resolutions of Seller authorizing entering into this Agreement and in full force and effect.

         6.1.9 Resignations. Seller shall have delivered to Buyer the duly executed resignations of all Class A directors and the officers listed on
Schedule 6.1.9.

         6.1.10 Scheduled Payments. All scheduled payments on Long Term Debt due on or before the Effective Date pursuant to the applicable amortization schedule therefor shall have been paid.

6.2 Seller's Obligation to Close. The obligation of Seller to close under this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (except to the extent that Seller shall have hereafter agreed in writing to waive one or more of such conditions):

         6.2.1 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all covenants to be performed or complied with by Buyer on or prior to the Closing.

         6.2.2   Representations   and  Warranties.   The   representations  and
warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing

         6.2.3 Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date, executed on its behalf by its president or a vice president, to the effect that the conditions in Sections 6.2.1 and 6.2.2 have been satisfied, except for any exceptions noted in such certificate. If any of Seller's conditions to Closing have not been satisfied, but Seller nonetheless waives the satisfaction of such condition, Seller shall not be entitled to any increase in the Purchase Price or any recourse, including indemnification under
Section 7.2, against Buyer with respect to the matters so waived.

         6.2.4 Opinion. Buyer shall have delivered to Seller an opinion of internal counsel (i) covering due authorization, execution and delivery by Buyer and its Affiliates, as applicable, of this Agreement, any separate agreements executed contemporaneously herewith between Seller or its Affiliates and Buyer or its Affiliates (including the Guaranty by Calpine Corporation of Buyer's obligations hereunder in favor of Seller), and the Assignment Agreements and
(ii) to the effect that this Agreement and such other agreements are valid and binding on Buyer or its Affiliates, as applicable (but expressing no opinion as to enforceability).

         6.2.5 Filings. Any applicable waiting period under the HSR Act shall have expired.

         6.2.6 Litigation. There shall not be pending any litigation or proceeding (filed by a person or entity other than Seller or its Affiliates) to restrain or prohibit the transactions contemplated by this Agreement or to obtain material damages or other material relief in connection with the consummation of such transactions.

         6.2.7 Assignment Agreements. Buyer shall have executed and delivered to Seller the Assignment Agreements, duly executed by Buyer and its Affiliates (to the extent they are parties thereto) and all necessary consents thereto shall have been obtained.

         6.2.8 Long Term Debt. Buyer shall have purchased the Long Term Debt, including the outstanding principal and interest thereunder, pursuant to the Assignment of Notes and shall have otherwise obtained the release of Seller and its Affiliates from liability under the Credit Support Obligations (other than the Surety Agreement) pursuant to documents and agreements in form and substance reasonably acceptable to Seller or, with respect to Credit Support Obligations other than the UCC Guaranty Agreement, Buyer shall indemnify Seller and its Affiliates with respect thereto pursuant to Section 7.2(B).

         6.2.9 Release. Seller and its Affiliates shall have obtained releases, in form and substance satisfactory to Seller, of all of its and its Affiliates' obligations under the Credit Support Obligations, other than the Surety Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION


7.1 Indemnification of Buyer. (A) After the Closing, subject to Sections 7.1(B),
7.5 and 7.6, Seller shall indemnify Buyer against, and hold Buyer harmless from, any loss, damage, cost, liability or expense (including reasonable costs of defense and investigations, settlements, and reasonable attorneys' fees) or penalties or fines (collectively "Losses") Buyer incurs or becomes subject to, to the extent arising out of or resulting from any inaccuracy in or breach of any of the (i) representations and warranties or (ii) covenants made by Seller herein (any such Loss being referred to herein as "Buyer Indemnified Loss"); provided that Seller shall have no liability under Section 7.1(A) unless the aggregate of all Buyer Indemnified Losses for which Seller would, but for this proviso, be liable exceeds on a cumulative basis $1,000,000, and then only to the extent of any such excess; and further provided that Seller shall not have any liability under Section 7.1(A) for any individual item where the Loss relating to such item is less than $25,000; and further provided that, in the case of Section 4.1.16, in no event shall the aggregate liability of Seller exceed $4,000,000; and further provided that the aggregate liability of Seller under this Section 7.1(A) for Buyer Indemnified Losses (excluding Buyer Indemnified Losses resulting from a breach of Sections 4.1.2 or 4.1.5(B) and excluding purchase price adjustments and matters covered by separate agreement executed concurrently herewith which state that they are not subject to such limitations) shall in no event exceed $10,000,000; and further provided that Seller's liability with respect to a breach of the representations in Section
4.1.2 and 4.1.5(B) shall not exceed the Purchase Price; and further provided that the aggregate liability of Seller under this Agreement (including Buyer Indemnified Losses resulting from breach of Section 4.1.2 or 4.1.5(B)) and under any certificate to be delivered by Seller or its Affiliates at the Closing and under any agreement delivered in connection herewith shall in no event exceed the Purchase Price; and further provided that in no event shall Seller have any obligation to indemnify Buyer with respect to any Losses arising out of default by the Company or the Subsidiaries under the credit agreements or security agreements with respect to the Long Term Debt (x) unless such default is a default with respect to (i) the payment of principal, interest, fees or other expenses required to be paid under such credit agreements or security agreements, (ii) any requirements of such credit agreements or security agreements to deposit, maintain, return or restore funds in or to project accounts or reserve accounts, or (iii) the use, application or distribution of funds, including payments to Seller, Dominion and their respective Affiliates, or (y) unless Seller had knowledge of such default at or prior to the Closing.

         (B) The representations and warranties in this Agreement and in any other document or certificate to be delivered at the Closing pursuant hereto shall survive the Closing solely for purposes of this Article VII and shall terminate 540 days after the Closing Date, except for (i) Sections 4.1.2,

4.1.5(B), and 4.2.2, which, solely for purposes of this Article VII, shall survive indefinitely, (ii) Section 4.1.14, which shall terminate upon the expiration of the statute of limitations applicable to tax matters, and (iii)
Section 4.1.16, which shall terminate 1,095 days after the Closing Date. No action can be brought with respect to any breach of any representation and warranty under this Agreement or any other document or certificate to be delivered at the Closing pursuant hereto unless a Claim Notice or Indemnity Notice specifying the breach of the representation or warranty forming the basis of such claim has been delivered to the party alleged to have breached such representation or warranty prior to the termination date of such representation or warranty as described in this Section 7.1(B). Any claim for indemnity for breach of covenant herein that pursuant to its terms is to be performed prior to the Closing shall be effective only as to matters with respect to which a Claim Notice has been delivered pursuant hereto within 180 days after the Closing Date. The limited rights provided to Buyer and Seller pursuant to this Article VII and Article VIII shall be the sole remedy for any inaccuracy in or breach of any representations, warranties or covenants contained in this Agreement or in any document or certificate to be delivered at the Closing. Except to the extent expressly set forth in Section 4.1 or in any agreement or certificate delivered by Seller or its Affiliates at the Closing, neither Seller, Company, any Subsidiary nor any of their respective Affiliates makes any representations or warranties whatsoever and Seller hereby disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Buyer (including, but not limited to, any information contained in the data room maintained by or on behalf of Seller or any opinions, information or advice which may have been provided to Buyer by any officer, stockholder, director, employee, agent, consultant or representative of Seller, Company, any Subsidiary or any of their respective
Affiliates). Without limiting the generality of the foregoing, except as expressly set forth in Section 4.1 or any certificates delivered by Seller or its Affiliates at the Closing, neither Seller, Company, any Subsidiary nor any of their respective Affiliates makes any representation or warranty as to (i) title to any of the properties or assets of Company or any Subsidiary, (ii) the Facilities, or (iii) the prospects of the business of the Company and the Subsidiaries. SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, OR FITNESS FOR PARTICULAR PURPOSE, AND OF CONFORMITY TO SAMPLES AND MODELS. To the fullest extent permitted by Legal Requirements, Buyer and Seller hereby waive any and all rights they may have at law or in equity except as set forth in this Article VII with respect to any inaccuracy in or breach of any representation or warranty and covenant in this Agreement or in any certificates to be delivered by Seller or its Affiliates at the Closing.

7.2  Indemnification  and Release of Seller.  (A) After the Closing,  subject to
Section 7.5, Buyer shall indemnify Seller against, and hold Seller harmless from, any Losses Seller incurs or becomes subject to, to the extent arising out of or resulting from any inaccuracy in or breach of any of the (i) representations and warranties or (ii) covenants made by Buyer herein (any such Loss being referred to herein as a "Seller Indemnified Loss"); provided that Buyer shall have no liability under Section 7.2(A) unless the aggregate of all Seller Indemnified Losses (excluding Seller Indemnified Losses resulting from a breach of Section 4.2.2, 4.2.8 or 5.2.6) for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis $1,000,000, and then only to the extent of any such excess; and further provided that Buyer shall not have any liability under Section 7.2(A) for any individual item where the Loss relating to such item is less than $25,000; and further provided that the aggregate liability of Seller under this Section 7.2(A) for Seller Indemnified Losses (excluding Seller Indemnified Losses resulting from a breach of Section 4.2.2, 4.2.8 or 5.2.6) shall in no event exceed $10,000,000; and further provided that the aggregate liability of Buyer under this Agreement (including Seller Indemnified Losses resulting from breach of Section 4.2.2) or in any certificate delivered by Buyer or its Affiliates at the Closing) shall in no event exceed the sum of the Purchase Price and the total outstanding principal and interest under the Long Term Debt.

         (B) After the Closing, Buyer shall indemnify and hold harmless Seller and its Affiliates from any Losses arising out of obligations to be paid or performed from and after the Closing under the Credit Support Obligations, except for Credit Support Obligations with respect to which Seller has advised Buyer in writing at or before the Closing that any release received with respect thereto is satisfactory in form and substance to Seller.

         (C) Except as expressly set forth in Section 4.2 or in any certificate to be delivered by Buyer or its Affiliates at the Closing, neither Buyer nor any of its Affiliates makes any representations or warranties whatsoever, and Buyer hereby disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing) to Seller and its Affiliates. To the fullest extent permitted by Legal Requirements, Seller and its Affiliates hereby waive any and all rights they may have at law or in equity except as set forth in this Article VII with respect to any inaccuracy in or breach of any representation, warranty or covenant in this Agreement or in any certificate to be delivered by Buyer or its Affiliates at the Closing.

7.3  Applicability.  SUBJECT TO SECTIONS  7.5 AND 7.6,  THE  PROVISIONS  OF THIS
ARTICLE  VII  SHALL  APPLY   NOTWITHSTANDING   THE  SOLE,  JOINT  OR  CONCURRENT
NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE INDEMNIFIED PARTY. IF BOTH THE INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY ARE ADJUDICATED NEGLIGENT OR OTHERWISE AT FAULT OR STRICTLY LIABLE WITHOUT FAULT, THE CONTRACTUAL OBLIGATIONS OF INDEMNIFICATION UNDER THIS ARTICLE VII SHALL, SUBJECT TO SECTION 7.5 AND 7.6, CONTINUE, BUT THE INDEMNIFYING PARTY SHALL INDEMNIFY THE INDEMNIFIED PARTY ONLY FOR THE PERCENTAGE OF RESPONSIBILITY FOR THE DAMAGE OR INJURIES ADJUDICATED TO BE ATTRIBUTABLE TO THE INDEMNIFYING PARTY.

         7.4 Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

         (A) A party claiming indemnification under this Agreement (an "Indemnified Party") with respect to any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), the Indemnified Party's best estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this

Agreement. Subject to Section 7.1(B), failure to provide such Claim Notice shall not affect the right of the Indemnified Party's indemnification hereunder except to the extent the Indemnifying Party is prejudiced thereby. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (x) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII with respect to such Third Party Claim and (y) whether the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim; provided that if the Indemnifying Party fails to so notify the Indemnified Party during the Election Period, the Indemnifying Party shall be deemed to have elected to dispute such liability.

         (B) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article VII and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.4(B). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that counsel selected by the Indemnifying Party to defend such proceedings shall be reasonably acceptable to the Indemnified Party; and further provided that the Indemnifying Party shall not enter into any settlement agreement providing for (i) a finding of responsibility or liability on the part of the Indemnified Party, (ii) any material sanction or material restriction upon the conduct of any business, (iii) an affirmative obligation on the part of the Indemnified Party, other than an obligation to pay money which will be discharged in full by the Indemnifying Party, or (iv) any amendment to any contract, agreement, instrument or other document binding on Buyer, the Company, either Subsidiary, EC5, or their respective Affiliates; in each case, without the Indemnified Party's consent, which consent shall not be unreasonably withheld. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if pursuant to Section 7.4(D) the Indemnified Party is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim to the extent that such action prejudiced the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person or entity asserting the Third Party Claim or any cross-complaint against any person or entity. The Indemnified Party may participate in, but not control, any defense or settlement or any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.4, and the Indemnified Party shall bear its own costs and expenses with respect to such participation.

         (C) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.4(B), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to
Section 7.4(B) but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (but only if pursuant to Section 7.4(D) the Indemnified Party is actually entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.4(C), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (D) If the Indemnifying Party elects not to (or is deemed to have elected not to) assume the defense of a Third Party Claim, or elects to assume the defense of a Third Party Claim, but reserves the right to dispute whether such claim is an indemnifiable loss under this Article VII, the determination of whether the Indemnified Party is entitled to indemnification hereunder shall be resolved by litigation in an appropriate court of competent jurisdiction.

         (E) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, the Indemnified Party's best estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have disputed such claim. If the Indemnifying Party has disputed (or is deemed to have disputed) such claim, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

         (F) Payments of all amounts owing by the Indemnifying Party with respect to a Third Party Claim shall be made within 30 days after the latest of
(i) the settlement of the Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim and (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party as described in Section 7.3(E) shall be made within 30 days after the earlier of the expiration of the period for appeal of a final adjudication or agreement between the Indemnifying Party and the Indemnified Party as to the Indemnifying Party's liability to the Indemnified Party under this Agreement.

7.5 Limitation on Liabilities. (A) IN NO EVENT SHALL THE INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT (INCLUDING UNDER ARTICLE VII AND ARTICLE VIII) OR THE TERM "LOSSES" COVER OR INCLUDE CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR PUNITIVE DAMAGES OR LOST PROFITS SUFFERED BY THE COMPANY, BUYER, SELLER OR SELLER'S AFFILIATES, WHETHER

BASED ON STATUTE, CONTRACT, TORT OR OTHERWISE, AND WHETHER OR NOT
ARISING FROM THE INDEMNIFYING PARTY'S SOLE, JOINT OR CONCURRENT
NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT.

         (B) Notwithstanding anything to the contrary contained in this Agreement, (i) no amounts of indemnity shall be payable as a result of any claim in respect of a Loss under Articles VII or VIII to the extent that (1) the Indemnified Party failed to promptly notify the Indemnifying Party of such claim and the Indemnifying Party's liability with respect to such claim was adversely affected by such failure, or (2) the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Loss, including the failure to use Best Efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity, (ii) all indemnifiable Losses under Articles VII or VIII shall be net of insurance proceeds recovered or recoverable by the Indemnified Party and net of tax benefits to the Indemnified Party and its Affiliates, (iii) in no event shall Seller be responsible for more than 50% of the amount of Loss suffered or incurred in whole or in part by the Company or the Subsidiaries (as opposed to a Loss suffered or incurred solely by Buyer; for example, a breach of Section 4.1.5(B), and (iv) the amounts of indemnity and Losses described in this Section 7.5 shall in all cases be subject to the restrictions in Section 7.1, and the provisions of this Section 7.5 shall in no event expand the liability of Seller under Section 7.1. The Indemnified Party hereby waives (or will cause to be waived) any subrogation rights that its insurers may have with respect to any indemnifiable Losses.

7.6 Notification by Seller of Certain Matters. Seller may, at the Closing, notify Buyer in one or more of the certificates to be delivered pursuant to
Section 6.1.3, in reasonable detail of any representation or warranty of Seller that was not true and correct as of the date of this Agreement or as of the Closing or of any covenant of Seller that has not been performed and complied with and, if Buyer shall nevertheless close under this Agreement, none of the matters set forth in such certificate shall be deemed to be an inaccuracy in or breach of any of the representations and warranties or covenants of Seller herein for purposes of, and Buyer shall not be entitled to be indemnified as to any of such matters pursuant to, this Article VII.

                                  ARTICLE VIII
                               TERMINATION RIGHTS


8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date as follows, and in no other manner:

         (i) by mutual consent of Buyer and Seller;

         (ii) by notice from Seller to Buyer, if the Closing Date shall not have occurred on or before May 15, 1997;

         (iii) by notice from Buyer to Seller, if the Closing Date shall not have occurred on or before May 15, 1997;

         (iv) by either party by notice to the other, if (a) a final non-appealable judgment has been entered against such party or any of its Affiliates restraining, prohibiting or declaring illegal the transactions contemplated hereby or (b) the Company or any of the Subsidiaries shall have declared bankruptcy or been involuntarily put into bankruptcy or receivership; or

         (v) notwithstanding Section 5.1.10 or any other provision of this Agreement, by notice from Seller to Buyer, if at any time prior to the Closing Seller reasonably believes, in its sole discretion, that the approvals required (in Seller's judgment) to enter into this Agreement or the Assignment of Notes or to consummate the transactions contemplated hereby or thereby in a manner that releases Seller and its Affiliates from liability under the Credit Support Obligations (including any approvals from Dominion or its Affiliates, the lenders under the Long Term Debt, and Union Carbide Corporation under the Guaranty Agreement, but excluding any consent of Texas Utilities Electric Company under the Surety Agreement) will not be obtained in a time period satisfactory to Seller in its sole discretion.

8.2 Limitation on Right to Terminate; Effect of Termination. (A) A party shall not be allowed to exercise any right of termination pursuant to Section 8.1 if the event giving rise to the termination right shall be due to the willful failure of such party to perform or observe in any material respect any of the covenants set forth herein to be performed or observed by such party.

         (B) If this Agreement is terminated as permitted under Section 8.1, such termination shall be without liability of or to any party to this Agreement or any Affiliate, shareholder, director, officer, employee, agent or representative of such party; provided that Sections 4.1.19, 4.2.6, 5.1.6, 5.1.7, 5.1.8, 5.2.2, 5.2.3, 5.2.4, 8.2, 9.10 and 9.11 shall survive any such termination; and further provided that if any such termination under Section 8.1 (excluding Section 8.1(v)) shall result from the willful failure of any party or its Affiliate to perform a covenant of this Agreement or from a willful breach of this Agreement by any party or its Affiliate, or a breach, whether or not willful, of Section 4.2.8 or 5.2.6 by Buyer, then, subject to Article VII, such party shall be liable for Losses sustained or incurred by the other parties as a result of such failure or breach.

                                   ARTICLE IX
                                     GENERAL

9.1 Exclusive Agreement; Schedules. This Agreement and the attached schedules and exhibits, the agreements and documents to be executed pursuant hereto or which are executed concurrently herewith and the Confidentiality Agreement set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and undertakings (oral or written) relating to the subject matter hereof. The disclosures in the schedules hereto are to be taken as relating to the representations and warranties of Seller as a whole. The inclusion of information in the schedules hereto shall not be construed as an admission that such information is material. In addition, matters reflected in the schedules are not necessarily limited to matters required by this Agreement to be reflected on such schedules. Such additional matters are set forth for information purposes only and do not necessarily include other matters of a similar nature. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in or superseded by this Agreement or the Confidentiality Agreement or in the agreements and documents to be executed pursuant hereto, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

9.2 Successors and Assigns. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns (and in the case of indemnities to the benefit of all persons indemnified). This Agreement and the rights and obligations hereunder shall not be assigned by any party hereto (by operation of law or otherwise) without the prior written consent of the other party, except that any party may assign an interest in all of its rights hereunder to any Affiliate; provided that no assignment shall relieve the assigning party of any of its representations, warranties, or obligations contained herein, and except that after the Closing Buyer may collaterally assign its rights hereunder to the lenders of the Company, the Subsidiaries, Buyer or its Affiliates, to secure the Long Term Debt or any extensions or replacements thereof or any other financing or refinancing of the Facilities.

9.3 Amendments. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

9.4 Records and Access. (A) After the Closing, Seller shall deliver to Buyer all files and records in its possession that are normally maintained by Seller or its Affiliates in respect of the Company (including all documents and information contained in the data room maintained by or on behalf of Seller) as soon as practicable; provided that Seller may make and keep copies of such files and records.

         (B) From and after the Closing, Buyer shall maintain copies of all books, records and other information (including books, records and information relating to financial information, taxes and litigation) relating to the Facilities and the Company and shall not destroy any of same without first allowing Seller, at Seller's expense, the opportunity to make copies of same for a period of not less than five years (or if longer, the applicable statute of limitations period). During such period, Buyer shall give Seller and their representatives reasonable cooperation, access and staff assistance, during normal business hours and upon reasonable notice, with respect to such books, records and information as may be necessary for general business purposes, including for the preparation of tax returns and financial statements and the management and handling of tax audits and litigation; provided that such requested cooperation, access and assistance shall not unreasonably interfere with the normal operations of Buyer.

9.5 Further Assurances. Each party agrees to execute such further instruments or documents as the other party may from time to time reasonably request in order to confirm or carry out the transactions contemplated in this Agreement; provided that no such instrument or document shall expand a party's obligations or liabilities beyond that contemplated in this Agreement.

9.6 Notices. All notices, requests, demands and other communications (collectively, "Notices") required or permitted to be given hereunder shall be in writing and delivered personally, or by facsimile transmission or mailed first class, postage prepaid, registered or certified mail, as follows:

         If to Buyer, to:

         Calpine Finance Company
         50 West San Fernando
         San Jose, California 95113
         Attention:  Ron Walter and Joseph E. Ronan
         Facsimile Number: (405) 995-0505

         with a copy to:

         Washburn, Briscoe & McCarthy
         A Professional Corporation
         55 Francisco Street, Suite 600
         San Francisco, California  94133
         Attention:  David C. Spielberg
         Facsimile Number:  (415) 421-5044

         If to Seller, to:

         Enron Power Corp.
         Enron Building
         1400 Smith
         Houston, Texas  77002
         Attention:  General Counsel
         Facsimile Number:          (713) 646-3491

         with a copy to:

         Vinson & Elkins L.L.P.
         2300 First City Tower
         1001 Fannin
         Houston, Texas  77002
         Attention:  Marcia E. Backus
         Facsimile Number:  (713) 615-5606

All Notices shall be effective upon receipt. Any party may change its Notice address by giving written Notice to the other in the manner specified above.

9.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS
WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9.8 Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under any Legal Requirement, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto agree and consent that such provisions and this Agreement shall be modified and reformed so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid or unenforceable.

9.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

9.10 Expenses. Except as expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall pay its own expenses incident to the preparation of this Agreement and for consummating the transaction.

9.11 Attorneys' Fees. If any party institutes legal action against the other to enforce this Agreement, the party prevailing pursuant to any final judgment shall be entitled to recover its reasonable attorneys' fees and expenses from the other party that are attributable solely to such enforcement (subject to the caps and other limits set forth in Article VII).

IN WITNESS WHEREOF, the parties have duly executed this instrument the day and year first above written.

Seller:

ENRON POWER CORP.

By:
Name:
Title:

Buyer:

CALPINE FINANCE COMPANY


By:
Name:
Title:



C:\PUR15.WPD

                           PURCHASE AND SALE AGREEMENT

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

1.1 Definitions................................................................1
-----------
1.2 Terminology................................................................6
-----------

                                   ARTICLE II
                                PURCHASE AND SALE

2.1 Purchase and Sale of Class A Common Stock..................................7
-----------------------------------------
2.2 Purchase Price.............................................................7
--------------
2.3 Determination of Purchase Price............................................7
-------------------------------

                                   ARTICLE III
                                  CLOSING DATE


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Seller...................................9
----------------------------------------
4.1.1 Organization and Good Standing...........................................9
------------------------------
4.1.2 Authority of Seller......................................................9
-------------------
4.1.3 No Violations With Respect to Seller.....................................9
------------------------------------
4.1.4 Approvals and Consents for Seller.......................................10
                           ---------------------------------
4.1.5 Ownership...............................................................10
---------
4.1.6 Company and Subsidiaries................................................11
------------------------
4.1.7 No Violation With Respect to Company and Subsidiaries...................11
-----------------------------------------------------
4.1.8 No Default; Legal Requirements..........................................12
------------------------------
4.1.9 Financial Statements....................................................13
--------------------
4.1.10 Leases; Contracts; Agreements and Commitments..........................13
---------------------------------------------
4.1.11 Litigation.............................................................15
----------
4.1.12 Government Permits.....................................................15
------------------
4.1.13 Employee Benefits......................................................15
-----------------
4.1.14 Tax Matters............................................................15
-----------
4.1.15 Real Property..........................................................16
-------------
4.1.16 Environmental Matters..................................................16
---------------------
4.1.17 Regulatory Matters.....................................................16
------------------
4.1.18 Sole Purpose; Nature of Business.......................................17
--------------------------------
4.1.19 Brokerage or Finders Fees..............................................17
-------------------------

4.1.20 Insurance..............................................................17
---------
4.1.21 Material Assets and Properties.........................................17
------------------------------

4.2 Representations and Warranties of Buyer...................................17
---------------------------------------
4.2.1 Organization and Good Standing..........................................17
------------------------------
4.2.2 Authority of Buyer......................................................17
------------------
4.2.3 No Violations...........................................................18
-------------
4.2.4 Approvals and Consents..................................................18
----------------------
4.2.5 Acquisition as Investment...............................................18
-------------------------
4.2.6 Brokerage or Finders Fees...............................................18
-------------------------
4.2.7 No Electric Utility Ownership...........................................18
-----------------------------
4.2.8 Available Funds.........................................................19
---------------
4.2.9 Knowledgeable Buyer.....................................................19
-------------------

                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

5.1 Covenants of Seller.......................................................19
-------------------
5.1.1 Certain Changes.........................................................19
---------------
5.1.2 Operation of Business...................................................21
---------------------
5.1.3 Insurance...............................................................21
---------
5.1.4 Access..................................................................21
------
5.1.5 Antitrust Notification and Other Governmental Filings...................21
-----------------------------------------------------
5.1.6 Confidentiality.........................................................22
---------------
5.1.7 Public Announcements....................................................22
--------------------
5.1.8 Transaction Costs.......................................................22
-----------------
5.1.9 Noncompetition..........................................................22
--------------
5.1.10 Satisfaction of Closing Conditions.....................................22
----------------------------------

5.2 Covenants of Buyer........................................................22
------------------
5.2.1 Antitrust Notification and Other Governmental Filings...................22
-----------------------------------------------------
5.2.2 Public Announcements....................................................23
--------------------
5.2.3 Confidential Information................................................23
------------------------
5.2.4 Transaction Costs.......................................................23
-----------------
5.2.5 Satisfaction of Closing Conditions......................................23
----------------------------------
5.2.6 Bank Account and Line of Credit.........................................23
-------------------------------
5.2.7 Certain FERC Matters....................................................23
--------------------

5.3 Mutual Covenants..........................................................24
----------------
5.3.1 Release.................................................................24
-------
5.3.2 Tax Returns.............................................................24
-----------
5.3.4 Employment Matters......................................................24
------------------

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

6.1 Buyer's Obligation to Close...............................................26
---------------------------
6.1.1 Compliance with Agreement...............................................26
-------------------------
6.1.2 Representations and Warranties..........................................26
------------------------------
6.1.3 Certificate.............................................................26
-----------
6.1.4 Filings.................................................................27
-------
6.1.5 Litigation..............................................................27
----------
6.1.6 Stock Certificates; Assignment Agreements...............................27
-----------------------------------------
6.1.7 Opinion.................................................................27
-------
6.1.8 Secretary's Certificate.................................................27
-----------------------
6.1.9 Resignations............................................................27
------------
6.1.10 Scheduled Payments.....................................................27
------------------
6.1.11 Affidavits.............................................................27
----------
6.1.12 Certain Other Agreements...............................................27
------------------------

6.2 Seller's Obligation to Close..............................................27
----------------------------
6.2.1 Compliance with Agreement...............................................28
-------------------------
6.2.2 Representations and Warranties..........................................28
------------------------------
6.2.3 Certificate.............................................................28
-----------
6.2.4 Opinion.................................................................28
-------
6.2.5 Filings.................................................................28
-------
6.2.6 Litigation..............................................................28
----------
6.2.7 Assignment Agreements...................................................28
---------------------
6.2.8 Long Term Debt..........................................................28
--------------
6.2.9 Release.................................................................28
-------
6.2.10 Certain Other Agreements...............................................28
------------------------

                                   ARTICLE VII
                                 INDEMNIFICATION

7.1 Indemnification of Buyer..................................................29
------------------------
7.2 Indemnification and Release of Seller.....................................30
-------------------------------------
7.3 Applicability.............................................................31
-------------
7.4 Indemnification Procedures................................................31
--------------------------
7.5 Limitation on Liabilities.................................................33
-------------------------
7.6 Notification by Seller of Certain Matters.................................34
-----------------------------------------

                                  ARTICLE VIII
                               TERMINATION RIGHTS

8.1 Termination...............................................................34
-----------
8.2 Limitation on Right to Terminate; Effect of Termination...................35
-------------------------------------------------------

                                   ARTICLE IX
                                     GENERAL

9.1 Exclusive Agreement; Schedules............................................35
------------------------------
9.2 Successors and Assigns....................................................35
----------------------
9.3 Amendments................................................................36
----------
9.4 Records and Access........................................................36
------------------
9.5 Further Assurances........................................................36
------------------
9.6 Notices...................................................................37
-------
9.7 Governing Law.............................................................37
-------------
9.8 Severability..............................................................38
------------
9.9 Counterparts..............................................................38
------------
9.10 Expenses.................................................................38
--------
9.11 Attorneys' Fees..........................................................38
---------------


Exhibits to Purchase and Sale Agreement:

         Exhibit A -       Assignment and Assumption Agreements

Schedules to Purchase and Sale Agreement:

Schedule 1.1(A)            -        Knowledge
Schedule 4.1.3             -        No Violations of Seller
Schedule 4.1.5(A)          -        Company's Capital Stock
Schedule 4.1.5(E)          -        Subsidiaries' Capital Stock Debt; Other
                                    Securities
Schedule 4.1.7             -        No Violations of Company and Subsidiaries
Schedule 4.1.8             -        No Default; Legal Requirements
Schedule 4.1.9(B)-1        -        December 31 Balance Sheet
Schedule 4.1.9(B)-2        -        Financial Statements
Schedule 4.1.9(C)          -        Balance Sheet Liabilities
Schedule 4.1.10(A)         -        Contracts of Company and its Affiliates
Schedule 4.1.10(B)         -        Contracts of Seller and its Affiliates
Schedule 4.1.10(C)         -        Obligations of Seller and its Affiliates to
                                    be Assumed by Buyer
Schedule 4.1.11            -        Litigation
Schedule 4.1.14            -        Tax Matters
Schedule 4.1.15            -        Real Property
Schedule 4.1.16            -        Environmental Matters
Schedule 4.1.20            -        Insurance
Schedule 4.1.21            -        Excluded Assets
Schedule 5.1.1             -        Ordinary Course of Business
Schedule 5.3.4(A)          -        Employment Matters
Schedule 6.1.9             -        Directors and Officers

C:\PUR15.WPD

                           PURCHASE AND SALE AGREEMENT


                                 by and between

                                ENRON POWER CORP.

                                   (as Seller)


                                       and


                             CALPINE FINANCE COMPANY

                                   (as Buyer)






                           Dated as of March 27, 1997